                       The Commonwealth of Massachusetts
___________
Examiner

                            MICHAEL JOSEPH CONNOLLY
                                                          FEDERAL IDENTIFICATION
                              Secretary of State
            ONE ASHBURTON PLACE, BOSTON, MASS: 02108 NO. 04-2920563

                       RESTATED ARTICLES OF ORGANIZATION

                    General Laws, Chapter 156B, Section 74

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles or organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                 _____________

     We,  G. Drew Conway                                      , President and
          Robert E. Foley                                          , Clerk of

                              The Registry, Inc.
- --------------------------------------------------------------------------------
                             (Name of Corporation)

located at 189 Wells Avenue, Newton, Massachusetts 02159
           ---------------------------------------------------------------------
do hereby certify that the following restatement of the articles or organization of the corporation was duly adopted at a meeting held on April 10, 1996, by vote of 8,000,000 shares of Common Stock out of 8,000,000 shares outstanding.
           ---------           ------------        ---------
                             (Class of Stock)
           _________ shares of ____________ out of _________ shares outstanding,
                             (Class of Stock)
and        _________ shares of ____________ out of _________ shares outstanding.
                             (Class of Stock)
being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby: --

     1.  The name by which the corporation shall be known is:

               The Registry, Inc.

     2.  The purposes for which the corporation is formed are as follows:

         (a) to provide temporary and permanent placement of information technology consultants in all industries; and

         (b) any business or other activity which may lawfully be carried on by a corporation organized under the Massachusetts Business Corporation Law.


_________
  P.C.
     Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

     3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                    WITHOUT PAR VALUE             WITH PAR VALUE
                    -----------------     ------------------------------
CLASS OF STOCK      NUMBER OF SHARES      NUMBER OF SHARES     PAR VALUE
- ----------------    -----------------     ----------------     ---------

Preferred                                     1,000,000          $0.10

Common                 29,000,000

    *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

         See Continuation Sheet 4.


    *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

         None.


    *6. Other lawful provisions, if any, for the conduct and regulations of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

         See Continuation Sheet 6.


*If there are no such provisions, state "None".

Continuation Sheet 4
- --------------------


     Section 4A.  Designation of Stock.  The aggregate number of shares of
                  --------------------
capital stock which the Corporation has authority to issue is 30,000,000 shares, consisting of:

     (i) 1,000,000 shares of Preferred Stock, $0.10 par value per share (the "Preferred Stock"), all of which shares shall be subject to designation by the Board of Directors pursuant to Section 4C of this Article 4; and

     (ii) 29,000,000 shares of Common Stock, no par value per share (the "Common Stock").


     Section 4B.  Description of Common Stock.  The description of the Common
                  ---------------------------
Stock is as follows:

     Each holder of Common Stock shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by him on all matters submitted to such stockholder for a vote thereon. The holders of the Common Stock shall be entitled to such dividends as may from time to time be declared by the Board of Directors out of any funds legally available for the declaration of dividends, subject to any provisions of these Articles of Organization, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder. Subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder, upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive pro rata all assets of the Corporation available for distribution to its stockholders.


     Section 4C.  Description of Preferred Stock.  The description of the
                  ------------------------------
Preferred Stock is as follows:

     The Preferred Stock may consist of one or more series. The Board of Directors may, from time to time, establish and designate the different series and designate variations in the relative rights and preferences between the different series as provided below, but in all other respects all shares of the Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of

Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

     Subject to the provisions hereof, the Board of Directors is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each series including, but not limited to:

     (a) The number of shares to constitute such series and the distinguishing designation thereof;

     (b) the dividend rate on the shares of such series and the preferences, if any, and the special and relative rights of such shares of such series as to dividends;

     (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

     (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Corporation;

     (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

     (f) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ratio and other conversion rights;

     (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

     (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts.

Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time authorize the issuance of additional shares of the same series.

Continuation Sheet 6
- --------------------

     Section 6A.  Limitation of Liability of Directors.  A director of the
                  ------------------------------------
Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director except to the extent exemption from liability is not permitted under the Massachusetts Business Corporation law as the same now exists or may hereafter be amended. No amendment or repeal of this provision shall have any effect on the liability of any director with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     Section 6B.  Indemnification of Directors, Officers and Others.  Each
                  -------------------------------------------------
person who shall be, or shall have been a director or officer of the Corporation or who shall serve, or shall have served, at its request as a director or officer of another organization, or who shall serve at its request in any capacity with respect to any employee benefit plan, shall be indemnified by the Corporation, to the maximum extent legally permitted from time to time under the laws of the Commonwealth of Massachusetts, against all liabilities, costs and expenses, including expenses (including attorneys' fees), compromise payments, judgments, fines, penalties and excise taxes at any time imposed upon or reasonably incurred by him in connection with, arising out of or resulting from, any action, suit or proceeding, civil or criminal, in which he may be involved as a party or otherwise or with which he may be threatened by reason of his then serving or theretofore having served as a director or officer of the Corporation or of another organization or in any capacity with respect to any employee benefit plan, or by reason of any alleged act or omission by him in any such capacity, whether or not he shall be serving in such capacity at the time any or all of such liabilities or expenses shall be imposed upon or incurred by him; provided, however, that no person shall have any right to indemnification for liabilities or expenses imposed or incurred in connection with any matter as to which such person shall be finally adjudged in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     Notwithstanding the previous paragraph, no person shall have any right to indemnification for any amounts paid by such person in compromise or settlement or any expenses associated therewith unless the compromise or settlement shall be approved as in the best interests of the Corporation:

     (i) by a majority vote of a quorum consisting of disinterested directors;

     (ii) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting of all the disinterested directors;

     (iii) if there are not two or more disinterested directors in office, then by a majority of the directors then in office, provided they have obtained a written finding by special independent legal counsel appointed by a majority of the directors to the effect that, based upon a reasonable investigation of the relevant facts as described in such opinion, the person to be indemnified appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation (or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan);

     (iv) by the holders of a majority of the shares of stock entitled to vote for the election of directors, exclusive of shares held by interested directors and officers; or

     (v)    by a court of competent jurisdiction.

     Each person who has been successful on the merits in respect of any action, suit or proceeding described in the first paragraph of this Section 6B shall be indemnified as a matter of right.

     If authorized in the manner specified above for compromise payments, expenses incurred by a director or officer of the Corporation in defending any threatened, pending or completed civil or criminal action, suit or proceeding described in the first paragraph of this Section 6B may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if he shall ultimately be adjudicated to be not entitled to indemnification under this Section 6B, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

     Each person who shall be or become a director, trustee or officer as aforesaid shall be deemed to have accepted and to have continued to serve in such office in reliance upon the indemnity herein provided. The duties of the Corporation to indemnify and to advance expenses to a director or officer as provided in this Section 6B shall be deemed to constitute an agreement between the Corporation and each such director, or officer, and no amendment or repeal of any provision of this Section 6B shall alter, to the detriment of such director or officer, the right of such person to indemnification or to the advancement of expenses related to a claim based on an act or a failure to act which took place prior to such amendment, repeal or termination.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or other agent of another Corporation of which the Corporation is or was a stockholder or creditor or with respect to any employee benefit plan, against any liability incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

     These indemnity provisions shall not be exclusive of any other right which any director, trustee or officer may have or hereafter acquire, whether under any by-law, vote of stockholders, agreement, judgment, decree, provision of law, or otherwise; and these indemnity provisions and all other such rights shall be cumulative.

     These indemnity provisions shall not affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

     These indemnity provisions shall be separable, and if any portion thereof shall be finally adjudged to be invalid, such invalidity shall not affect any other portion which can be given effect.


     Section 6C.  Amending the Articles of Organization.  Any amendment to these
                  -------------------------------------
Articles of Organization of the Corporation shall be approved by the affirmative vote of (i) at least two-thirds of each class of stock outstanding and entitled to vote on the amendment, or (ii) in the case of any such amendment that has been approved by vote of the Board of Directors taken at a meeting held prior to the meeting of stockholders at which such amendment is to be voted upon, a majority of each class of stock outstanding and entitled to vote on the amendment, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting; provided, however, that any amendment to or
                                     -----------------
repeal of Section 6H, Section 6J, subsection (a) or (c) only, or Section 6K of this Article 6 shall be approved by the affirmative vote of at least seventy-five percent (75%) of each class of stock outstanding and entitled to vote on the amendment or repeal, as the case may be, and provided, further, that any amendment to these Articles of Organization which confers upon the holders of any series of preferred stock the right to elect one or more directors shall not become effective unless prior to its adoption it was approved by a vote of the majority of the directors of the Corporation.


     Section 6D.  Making, Amending and Repealing the By-Laws.  The By-Laws of
                  ------------------------------------------
the Corporation may provide that the directors (as well as the stockholders) may make, amend or repeal the By-Laws in whole or in part to the extent permitted by law, subject to the limitations contained in such By-Laws. Notwithstanding anything contained in these Articles of Organization or the By-Laws to the contrary, Article I, Sections 2 and 4; Article II, Sections 2 through 8; and
Article X of the By-Laws, and this Article 6D, shall not be altered, amended or repealed by the stockholders, and no provision inconsistent therewith or herewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


     Section 6E.  Place of Meeting of Stockholders.  Meetings of stockholders
                  --------------------------------
may be held anywhere in the United States.


     Section 6F.  Partnership in a Business Enterprise.  The Corporation may be
                  ------------------------------------
a partner in any business enterprise it would have the power to conduct by itself.


     Section 6G.  Intercompany Dealings.  Subject to any contrary or limiting
                  ---------------------
policies that may be adopted by the Board of Directors of the Corporation from time to time, the Corporation may enter into contracts or transact business with one or more of its directors, officers or stockholders or with any corporation, organization or other concern in which any one or more of its directors, officers or stockholders are directors, officers, stockholders or are otherwise interested and may enter into other contracts or transactions in which any one or more of its directors, officers or stockholders is in any way interested; and, in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such directors, officers or stockholders of the Corporation have or may have interests which are or might be adverse to the interest of the Corporation. At any meeting of the Board of Directors of the Corporation (or of any duly authorized committee thereof) at which any such contract or transaction shall be authorized or ratified, any such director or directors may, subject to any contrary or limiting policies that may be adopted by the Board of Directors of the Corporation from time to time, vote or act there with like force and effect as if he had no such interest, provided in such case the nature of such interest shall be disclosed or shall have been known to the directors of a majority thereof. A general notice that a director or officer is interested in any corporation or other concern of any kind above referred to shall be a sufficient disclosure as to the nature of such interest of such director or officer with respect to all contracts and transactions with such corporation or other concern. No director shall be disqualified from holding office as director or officer of the Corporation by reason of any such adverse interests, unless the Board of Directors shall determine that such adverse interest is detrimental to the interests of the Corporation.


     Section 6H.  Stockholder Vote Required For Certain Business Combinations.
                  -----------------------------------------------------------
In addition to any affirmative vote required by the Massachusetts General Laws or by any other provision of these Articles:

         (1) any merger or consolidation of the Corporation or any subsidiary with (i) any Interested Stockholder (as defined below) or (ii) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder;

         (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any subsidiary having an aggregate fair market value (as determined by the Board of Directors) of $1,000,000 or more;

         (3) the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value (as determined by the Board of Directors) of $1,000,000 or more;

         (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

         (5) any reclassification of securities (including any reverse stock split), any recapitalization of the Corporation, any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of (x) at least seventy-five percent (75%) of each class of stock outstanding and entitled to vote on such business combination, or (y) in the case of any such business combination that has been approved by vote of a majority of the Continuing Directors (as defined below) taken at a meeting held prior to the meeting of stockholders at which such business combination is to be voted upon, the affirmative vote of a majority of each class of stock outstanding and entitled to vote on such business combination, provided that notice of the substance of the proposed business combination is stated in the notice of the meeting.

     For purposes of this Section 6H, "Interested Stockholder" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, business trust, government or political subdivision, unincorporated organization or any other similar association or entity (including any group of such associations or entities seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or any "group of persons" as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended) who or which:

     (a) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding shares of voting stock of the Corporation;

     (b) is an affiliate of the Corporation and at any time within the two-year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of voting stock of the Corporation; or

     (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of voting stock of the Corporation which were at any time within the two-year period immediately prior to and including the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, and such assignment or succession was not approved by a majority of the Continuing Directors then in office.

     The term Interested Stockholder shall not include any person whose ownership of shares in excess of the ten percent limitation set forth herein is the result of action taken solely by the Corporation; provided, however, that such person shall be an Interested Stockholder if thereafter he acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person.

     For purposes of this Section 6H, "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

     For purposes of this Section 6H, "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not an affiliate or associate of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an affiliate or associate of the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then in office.

     Section 6I.  Stockholder Vote Required for Certain Transactions.  Subject
                  ---------------------------------------------------
to the provisions of Section 6H, any (i) sale, lease or exchange of all or substantially all of the property or assets, including goodwill, of the Corporation, or (ii) merger or consolidation of the Corporation with or into any another corporation, shall be approved by the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders on such sale, lease or exchange, or merger or consolidation, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that if the Board of Directors recommends, by the affirmative vote of a majority of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Continuing Directors then in office at such meeting), that stockholders approve such sale, lease or exchange, or merger or consolidation, at such meeting of stockholders, such sale, lease or exchange, or merger or consolidation, shall be approved by the affirmative vote on a majority of the total votes eligible to be cast by stockholders on such transaction, voting together as a single class.

     Section 6J.  Applicability of Certain Laws.
                  -----------------------------

     (a) The Corporation shall be governed by the provisions of Chapter 110F of the Massachusetts General Laws.

     (b) The Corporation shall not be governed by paragraph (a) of Section 50A of Chapter 156B of the Massachusetts General Laws.

     (c) The Corporation shall not be governed by Chapter 110D of the Massachusetts General Laws.

     Section 6K.  Classified Board of Directors.  The directors, other than
                  -----------------------------
those who may be elected by the holders of any series of preferred stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible, with one class to be elected annually. The initial directors of the Corporation shall hold office as follows: the first class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1996, the second class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, and the third class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998. At each succeeding annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Continuation Sheet 7
- --------------------

                        BRIEF DESCRIPTION OF AMENDMENTS

Article 3: Article 3 has been amended to increase the authorized capital stock of the Corporation from 12,000,000 shares of common stock, no par value per share, to 29,000,000 shares of common stock, no par value per share, and to authorize a class of preferred stock consisting of 1,000,000 shares, $.10 par value per share.

Article 4: Article 4 has been amended to set forth a description of each of the Corporation's two classes of stock, including the preferences, voting powers, qualifications and special or relative rights or privileges of the same.

Article 6:  Article 6 has been amended (1) to require certain stockholder votes
            (i) to amend these Articles of Organization, (ii) to make, alter, amend or repeal certain provisions of the By-Laws, and (iii) to approve certain transactions; (2) to provide that the Corporation shall be governed by the provisions of Chapter 110F of the Massachusetts General Laws; (3) to provide that the Corporation shall be exempt from the provisions of Chapter 110D of the Massachusetts General Laws and Section 50A of Chapter 156B of the Massachusetts General Laws; (4) to restate provisions regarding limitation of the liability of directors, indemnification of directors, officers and others, and intercompany dealings.

     *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles ________________
Article 3, 4 and 6
- --------------------------------------------------------------------------------
     (*If there are no such amendment, state "None".)


                  Briefly describe amendments in space below:

     See Brief Description of Amendments attached as Continuation Sheet 7.



IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 13th day of May in the year 1996.

/s/ G. Drew Conway
_____________________________________________________________________ President
G. Drew Conway


/s/ Robert E. Foley
_________________________________________________________________________ Clerk
Robert E. Foley

                         COMMONWEALTH OF MASSACHUSETTS


                       RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)


               I hereby approve the within restated articles of organization and, the filing fee in the amount of
               $            having been paid, said articles are
               deemed to have been filed with me this
               day of                            , 19         .



                                                MICHAEL JOSEPH CONNOLLY
                                                  Secretary of State



                        TO BE FILLED IN BY CORPORATION

        PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT TO:

               Andrea M. Teichman, Esq.
        --------------------------------------------------------------
               Hill & Barlow
        --------------------------------------------------------------
               One International Place
        --------------------------------------------------------------
               Boston, Massachusetts  02110
        --------------------------------------------------------------

         Telephone  (617) 428-3540
                   ---------------------------------------------------

                                                                     Copy mailed